Exhibit 10.1(b)

EXECUTION COPY

ADDITIONAL FACILITIES ASSUMPTION AGREEMENT AND AMENDMENT NO. 1 dated as of August 15, 2012 (this “Agreement”), relating to the CREDIT AGREEMENT dated as of July 13, 2011 (as amended and restated as of April 13, 2012, the “Credit Agreement”), among TAYLOR MORRISON COMMUNITIES, INC., a Delaware corporation (the “U.S. Borrower”), as co-borrower, MONARCH CORPORATION, an Ontario corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Co-Borrowers”), TMM HOLDINGS LIMITED PARTNERSHIP, a British Columbia limited partnership (“Holdings”), MONARCH COMMUNITIES INC., a company continued under the laws of the province of British Columbia (“Canada Holdings”), MONARCH PARENT INC., a company incorporated under the laws of the province of British Columbia (“Canada Intermediate Holdings”), TAYLOR MORRISON HOLDINGS, INC., a Delaware corporation (“U.S. Holdings”), TAYLOR MORRISON FINANCE, INC., a Delaware corporation (“U.S. FinCo”), each lender from time to time party thereto (each individually referred to therein as a “Lender” and collectively as “Lenders”) and CREDIT SUISSE AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, the “Collateral Agent”), as swing line lender (in such capacity, the “Swing Line Lender”) and as issuing bank (in such capacity, the “Issuing Bank”).

A. The U.S. Borrower and Canada Holdings intend to issue an additional $100,000,000 aggregate principal amount of Senior Unsecured Notes (the “Notes Offering”) on or around August 21, 2012.

B. In connection therewith, the Co-Borrowers have requested (i) that the Persons set forth on Schedule 1 hereto (the “Additional Lenders”) provide additional Commitments (the “Additional Commitments”) to the Co-Borrowers in an aggregate amount of $50,000,000 and (ii) that the Credit Agreement be amended as set forth herein.

C. The Additional Lenders are willing to provide the Additional Commitments to the Co-Borrowers, and the Requisite Lenders are willing so to amend the Credit Agreement, in each case on the terms and subject to the conditions set forth herein and in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of interpretation set forth in Section 1.2A of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Additional Commitments. (a) Schedule 1 hereto sets forth the Additional Commitment of each Additional Lender as of the Assumption Effective Date (as defined below). The Additional Commitment of each Additional Lender shall be several and not joint.

(b) The Additional Commitments and the Revolving Loans and other extensions of credit made thereunder shall have the same terms as those applicable to the Commitments and the Revolving Loans and other extensions of credit made thereunder, respectively. With effect from the Assumption Effective Date, the Additional Lenders shall constitute “Qualified Additional Lenders”, “Revolving Loan Lenders” and “Lenders”, the Additional Commitments shall constitute “Commitments” and the loans made thereunder shall constitute “Revolving Loans” (and not Other Credit Extensions), in each case for all purposes of the Credit Agreement and the other Loan Documents.

(c) (i) Upon the effectiveness of the Additional Commitments, each Revolving Loan Lender immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Additional Lender, and each such Additional Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Loan Lender’s participations under the Credit Agreement in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (x) participations under the Credit Agreement in Letters of Credit and (y) participations under the Credit Agreement in Swing Line Loans held by each Revolving Loan Lender (including each such Additional Lender) will equal such Lender’s Pro Rata Share and (ii) if, on the Assumption Effective Date, there are any Revolving Loans outstanding, such Revolving Loans shall, upon the effectiveness of the Additional Commitments, be prepaid from the proceeds of new Revolving Loans made under the Credit Agreement, which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Loan Lender in accordance with Section 2.4 of the Credit Agreement.

(d) Holdings and the Co-Borrowers hereby appoint Deutsche Bank AG New York Branch (“Deutsche Bank”) as an Issuing Bank with respect to any Letter of Credit that may be issued by such Person after the Assumption Effective Date, and Deutsche Bank hereby accepts such appointment. Notwithstanding the foregoing or anything to the contrary contained herein or in the Credit Agreement, neither Credit Suisse AG nor Deutsche Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding Letter of Credit Usage of all Letters of Credit issued by such Person and its Affiliates would exceed (i) $45,000,000, in the case of Credit Suisse AG or (ii) $40,000,000, in the case of Deutsche Bank (the “Issuing Bank Sublimits”). Without limiting the foregoing and without affecting the limitations in the Credit Agreement on aggregate Letter of Credit Usage, it is understood and agreed that a Co-Borrower may from time to time request that an Issuing Bank exceed its individual Issuing Bank Sublimit, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of the other Issuing Bank (subject to the limitations in the Credit Agreement on aggregate Letter of Credit Usage).

(e) The Co-Borrowers hereby agree to pay to each Additional Lender, through the Administrative Agent, in immediately available funds, an upfront fee (the “Upfront Fee”) equal to 1.0% of each Additional Lender’s Additional Commitment, as set forth in Schedule 1 hereto, on the Assumption Effective Date. Once paid, the Upfront Fee shall not be refundable under any circumstances.

SECTION 3. Amendments. Effective as of the Assumption Effective Date, the Credit Agreement is hereby amended as follows:

(a) By inserting in Section 1.1 in the appropriate alphabetical order therein the following defined term:

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Usage with respect to Letters of Credit issued by such Issuing Bank other than Letter of Credit Usage as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

(b) By inserting at the end of the definition of the term “Lender Default” in Section 1.1 the words:

“, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender”.

(c) By inserting immediately after the words “except as otherwise agreed to by each Issuing Bank and the Swing Line Lender,” in Section 2.9B the clause designated “(x)” and by adding at the end of Section 2.9B the following:

“, (y) the Swing Line Loan Commitment may not be extended without the consent of the Swing Line Lender and (z) no Letter of Credit may extend beyond the Commitment Termination Date (as in effect prior to any Permitted Amendment which effectuates an extension of the then-existing Commitment Termination Date) without the consent of the Issuing Bank that issued such Letter of Credit”.

(d) By inserting therein the following new Section 3.6:

3.6	Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

A. Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to any right of setoff shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swing Line Lender hereunder; third, to cash collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender; fourth, as the Co-Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Co-Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.6C; sixth, to the payment of any amounts owing to the Lenders, any Issuing Bank or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to a Co-Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Co-Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued (as applicable) at a time when the conditions set forth in Sections 4.2 and 4.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Lenders other than Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with their Commitments without giving effect to Section 3.6B. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 3.6A shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

B. Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Usage and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Co-Borrowers shall have otherwise notified the Administrative Agent at such time, the Co-Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loan Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

C. Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 3.6B above cannot, or can only partially, be effected, the Co-Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, cash collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 8.

D. Defaulting Lender Cure. If the Co-Borrowers, the Administrative Agent, the Swing Line Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 3.6B), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Co-Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(e) By amending and restating Section 4.3B thereof in its entirety as follows:

“On the date of issuance of such Letter of Credit, all conditions precedent described in Sections 4.2B, 4.2C and 4.2D shall be satisfied or waived to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.”

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each of Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo and the Co-Borrowers, jointly and severally, hereby represents and warrants to the Administrative Agent and each of the other parties hereto that, as of the date hereof and the Assumption Effective Date:

(a) Each Loan Party (i) has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement, and (ii) has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(b) (i) The representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof and the Assumption Effective Date to the same extent as though made on and as of each such date (and provided that with respect to the representations and warranties contained in Sections 1.01(a) and 1.01(c) of each Mortgage, such representations and warranties shall be deemed to be true and correct in all material respects as of the date hereof and the Assumption Effective Date so long as the representations and warranties contained in Sections 5.2A and 5.5A of the Credit Agreement shall be true and correct in all respects (or, in the case of those portions of Section 5.2A which are not qualified as to materiality or Material Adverse Effect, in all material respects) as of the date hereof and the Assumption Effective Date), except (x) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (unless qualified as to materiality or Material Adverse

Effect, in which case such representations and warranties were true and correct in all respects) on and as of such earlier date, and (y) the reference to the Restatement Effective Date in Section 5.12 of the Credit Agreement shall, for purposes of this Section 4(b), be deemed to refer to the Assumption Effective Date, and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 5. Conditions to Effectiveness. The effectiveness of this Agreement and the obligations of the Additional Lenders to provide the Additional Commitments are subject to the satisfaction or waiver, on or prior to August 21, 2012, of the following conditions precedent (the date on which all such conditions are satisfied or waived, the “Assumption Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Effective Date.

(c) The Administrative Agent shall have received (on behalf of itself and each Additional Lender) all fees and reimbursement of all costs and expenses required to be paid by the Co-Borrowers in connection with the transactions contemplated hereby (in the case of reimbursement of costs and expenses, to the extent a written invoice therefor is delivered to the Co-Borrowers no later than two Business Days prior to the Assumption Effective Date).

(d) The representations and warranties set forth in Section 4 shall be true and correct, and the Administrative Agent shall have received a certificate to that effect dated as of the Assumption Effective Date and executed by a Responsible Officer of each Loan Party.

(e) The Notes Offering shall have been consummated.

The Administrative Agent shall notify the Co-Borrowers and the Lenders of the Assumption Effective Date, and such notice shall be conclusive and binding.

SECTION 6. Consent and Reaffirmation; Mortgage Modifications. (a) Each of the Co-Borrowers and each other Loan Party hereby (i) consents to this Agreement and the transactions contemplated hereby, (ii) agrees that, notwithstanding the effectiveness of this Agreement, the Guaranty and the Security Agreement and each of the other Collateral Documents continue to be in full force and effect, (iii) affirms and confirms its guarantee (in the case of a Guarantor) of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations, all as provided in the Loan Documents, and (iv) acknowledges and agrees that such guarantee, pledge and/or grant continues in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents, including the Additional Commitments and the extensions of credit thereunder.

(b) If at any time the Total Utilization of Commitments exceeds $75,000,000, the U.S. Borrower shall, and shall cause the relevant Loan Parties to, within 60 days of such occurrence (unless the Collateral Agent in its sole discretion agrees to a later date), (i) enter into and record such modifications to the Mortgages in connection therewith as the Collateral Agent shall reasonably request and (ii) in connection therewith, deliver such legal opinions, title policies and endorsements to the relevant title insurance policies as the Collateral Agent may reasonably request, in each case at the expense of the Loan Parties, and otherwise comply with such other requirements relating to the Mortgages as may be required by the Credit Agreement and the other Loan Documents or as the Collateral Agent may reasonably request (including, without limitation, updated flood hazard searches, insurance certificates or additional Mortgages, as and to the extent applicable).

SECTION 7. Loan Documents. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Agreement.

SECTION 9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

TAYLOR MORRISON COMMUNITIES, INC., as U.S. Borrower,

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Vice President/Secretary

MONARCH CORPORATION, as Canadian Borrower,

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Senior Vice President

TMM HOLDINGS LIMITED PARTNERSHIP, as Holdings,

By:	TMM Holdings (G.P.) Inc., its General Partner

By:	/s/ Rajath Shourie
Name:	Rajath Shourie
Title:	Director

MONARCH COMMUNITIES INC., as Canada Holdings,

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Vice President/Secretary

MONARCH PARENT INC., as Canada Intermediate Holdings,

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Vice President/Secretary

TAYLOR MORRISON HOLDINGS, INC.,
as U.S. Holdings,

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Vice President/Secretary

TAYLOR MORRISON FINANCE, INC.,
as U.S. FinCo,

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Vice President/Secretary

EACH SUBSIDIARY GUARANTOR SET
FORTH ON SCHEDULE 2 HERETO

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and as an Additional Lender, and as Administrative Agent, Swing Line Lender and Issuing Bank

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

By:	/s/ Sanja Gazahi
Name:	Sanja Gazahi
Title:	Associate

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender and as an Additional Lender, and an Issuing Bank

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Director

By:	/s/ Courtney E. Meehan
Name:	Courtney E. Meehan
Title:	Vice President

HSBC REALTY CREDIT CORPORATION (USA),
as a Lender and as an Additional Lender

By:	/s/ Michael C. Leung
Name:	Michael C. Leung
Title:	Senior Vice President

SCHEDULE 1

Additional Commitments

Additional Lenders	Additional Commitments
Credit Suisse AG, Cayman Islands Branch	$20,000,000
Deutsche Bank AG New York Branch	$15,000,000
HSBC Realty Credit Corporation (USA)	$15,000,000

TOTAL	$50,000,000

SCHEDULE 2

Subsidiary Guarantors

ATPD, LLC

TAYLOR MORRISON, INC.

TAYLOR MORRISON AT CRYSTAL FALLS, LLC

TAYLOR MORRISON HOLDINGS OF ARIZONA, INC.

TAYLOR MORRISON OF CALIFORNIA, LLC

TAYLOR MORRISON OF COLORADO, INC.

TAYLOR MORRISON OF FLORIDA, INC.

TAYLOR MORRISON OF TEXAS, INC.

TAYLOR MORRISON SERVICES, INC.

TAYLOR MORRISON/ARIZONA, INC.

TAYLOR WOODROW COMMUNITIES – LEAGUE CITY, LTD.

TAYLOR WOODROW COMMUNITIES AT MIRASOL, LTD.

TAYLOR WOODROW COMMUNITIES AT PORTICO, L.L.C.

TAYLOR WOODROW COMMUNITIES AT ST. JOHNS FOREST, L.L.C.

TAYLOR WOODROW HOMES – CENTRAL FLORIDA DIVISION, L.L.C.

TAYLOR WOODROW HOMES – SOUTHWEST FLORIDA DIVISION, L.L.C.

TM HOMES OF ARIZONA, INC.

TW ACQUISITIONS, INC.

TWC/FALCONHEAD WEST, L.L.C.

TWC/MIRASOL, INC.

TWC/STEINER RANCH, LLC